As filed with the Securities and Exchange Commission on July 19, 1996.
                                                 Registration No. 333-__________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            -------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933
                            -------------------------

                                PEOPLESOFT, INC.
             (Exact name of Registrant as specified in its charter)


         DELAWARE                                        68-0137069
 (State of Incorporation)                   (I.R.S. Employee Identification No.)

                         1331 North California Boulevard
                         Walnut Creek, California 94596
                    (Address of principal executive offices)

                            -------------------------

                      AMENDED AND RESTATED 1989 STOCK PLAN
                        1992 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the Plans)
                            -------------------------

                                David A. Duffield
                 Chairman, President and Chief Executive Officer
                                PEOPLESOFT, INC.
                             Hacienda Business Park
                               4310 Hacienda Drive
                          Pleasanton, California 94855
                                 (510) 225-3000
            (Name, address and telephone number of agent for service)
                            -------------------------

                                   Copies to:

                            HENRY P. MASSEY, JR. ESQ.
                              SUSAN J. SKAER, ESQ.
                             PETER S. HEINECKE, ESQ.
                       Wilson, Sonsini, Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                        Palo Alto, California 94304-1050
                                 (415) 493-9300

================================================================================
                         CALCULATION OF REGISTRATION FEE
================================================================================

                                                                    Proposed              Proposed
              Title of                        Maximum               Maximum               Maximum
             Securities                       Amount                Offering             Aggregate        Amount of
               to be                           to be               Price Per              Offering       Registration
             Registered                     Registered               Share                 Price             Fee
- ---------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par                   2,500,000 shares        $ 59.375 (2)       $148,437,500          $  51,185
value, to be issued under 1989
Stock Option Plan
- ---------------------------------------------------------------------------------------------------------------------

Common Stock, $.01 par                     300,000 shares        $ 59.375 (2)       $ 17,812,500          $   6,143
value, to be issued under 1992
Employee Stock Purchase Plan

=====================================================================================================================
Total                                    2,800,000 shares(1)                        $166,250,000(2)       $  57,328

=====================================================================================================================


(1) For the sole purpose of calculating the registration fee, the number of shares to be registered under this Registration Statement is the number of additional shares authorized to be issued under the Amended and Restated 1989 Stock Plan and the 1992 Employee Stock Purchase Plan.
(2) Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the "Act") solely for the purpose of calculating the total registration fee. Computation based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on July 16, 1996 because the prices at which the options to be granted in the future may be exercised and the prices at which shares will be purchased in the future are not currently determinable.

PART II:          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3   INFORMATION INCORPORATED BY REFERENCE

         The following documents and information heretofore filed with the Securities and Exchange Commission are hereby incorporated by reference:

         Item 3(a)

                  The Registrant's Annual Report on Form 10-K, file no. 0-20710 filed on April 1, 1996, which contains audited financial statements for the Registrant's fiscal year ended December 31, 1995, the latest fiscal year for which such statements have been filed.

         Item 3(b)

                  The Registrant's Quarterly Report on Form 10-Q, file no. 0-20710, filed on May 15, 1996, which contains the Registrant's unaudited financial statements as of March 31, 1996.


         Item 3(c)

                  Items 1 and 2 of the Registrant's Registration Statement on Form 8-A filed on October 7, 1992, as amended by Amendment No. 1 to Form 8-A filed on November 6, 1992, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                  All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4   DESCRIPTION OF SECURITIES

         Not Applicable.

Item 5   INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not Applicable.

Item 6   INDEMNIFICATION OF DIRECTORS AND OFFICERS

         As permitted by the Delaware General Corporation Law, the Registrant has included in its Certificate of Incorporation a provision to eliminate the personal liability of its directors for monetary damages for breach or alleged breach of their fiduciary duties as directors, subject to certain exceptions. In addition, the Bylaws of the Registrant provide that the Registrant is required to indemnify its officers and directors under certain circumstances, including those circumstances in which indemnification would otherwise be discretionary, and the Registrant is required to advance expenses to its officers and directors as incurred in connection with proceedings against them for which they may be indemnified. The Registrant has entered into indemnification agreements with its officers and directors containing provisions that are in some respects broader than the specific indemnification provisions contained in the Delaware General Corporation Law. The indemnification agreements may require the Registrant, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' and officers' insurance if available on reasonable terms. At present, the Registrant is not aware of any pending or threatened litigation or proceeding involving a director, officer, employee or agent of the Registrant in which indemnification would be required or permitted. The Registrant believes that its charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Item 7   EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

Item 8   EXHIBITS

         Exhibit
         Number                                  Document
         -------                                 --------
            4.1            Restated Certificate of Incorporation of Registrant (filed with the Secretary of State of
                           Delaware on May 25, 1995)

            4.2            Certificate of Amendment to Certificate of Incorporation of Registrant (filed with the
                           Secretary of State of Delaware on  June 17, 1996)

            4.3            By-laws of Registrant, as amended to date.  (Incorporated by reference to Exhibit
                           No. 3.3, filed with the Registrant's Registration Statement on Form S-1 (No.
                           33-53000) filed on October 7, 1992, as amended by Amendment No. 1 filed on
                           October 26, 1992, Amendment No. 2 filed on November 10, 1992 and Amendment
                           No. 3 filed on November 18, 1992.)

            4.4            Amended and Restated 1989 Stock Plan.

            4.5            1992 Employee Stock Purchase Plan.

            4.6            Preferred Shares Rights Agreement, dated as of February 15, 1995 between
                           PeopleSoft, Inc. and The First National Bank of Boston, Canton, Massachusetts.
                           (Incorporated by reference to Exhibit 1 to the Registrant's Registration Statement (No.
                           0-20710) on Form 8-A filed on February 17, 1995.)

            5.1            Opinion of Counsel as to Legality of Securities Being Registered.

           24.1            Consent of Independent Auditors (see page 7).

           24.2            Consent of Counsel (contained in Exhibit 5.1 hereto).

           25.1            Power of Attorney (see page 6).

Item 9   UNDERTAKINGS

         A.       The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant, PeopleSoft, Inc., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on July 10, 1996.

                                  PEOPLESOFT, INC.

                                  By:  /s/Ronald E.F. Codd
                                       -----------------------------------------
                                         Ronald E.F. Codd,
                                         Senior Vice President, Finance and
                                         Administration, Chief Financial Officer
                                         and Secretary

                                POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David A. Duffield and Ronald E.F. Codd, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                                          Title                                    Date
- ----------------------------------------                         -----                                    ----
/s/ David A. Duffield                      President, Chief Executive Officer (Principal                 July 10, 1996
- ----------------------------------------
(David A. Duffield)                        Executive Officer), and Director

/s/ Ronald E.F. Codd                       Senior Vice President of Finance and                          July 10, 1996
- ----------------------------------------   Administration (Principal Financial and
(Ronald E.F. Codd)                         Accounting Officer)
                                           Director
/s/ A. George Battle                                                                                     July 10, 1996
- ----------------------------------------
(A. George Battle)

/s/ Albert W. Duffield                     Director                                                      July 10, 1996
- ----------------------------------------
(Albert W. Duffield)

/s/ George J. Still, Jr.                   Director                                                      July 10, 1996
- ----------------------------------------
(George J. Still, Jr.)

/s/ Edgar F. Codd                          Director                                                      July 10, 1996
- ----------------------------------------
(Edgar F. Codd)

/s/ Cyril J. Yansouni                      Director                                                      July 10, 1996
- ----------------------------------------
(Cyril J. Yansouni)



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
                         CONSENT OF INDEPENDENT AUDITORS



          We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated 1989 Stock Option Plan and Amended and Restated 1992 Employee Stock Purchase Plan, of our report dated January 30, 1996 with respect to the consolidated financial statements of PeopleSoft, Inc. included in the Annual Report on Form 10-K for the year ended December 31, 1995, filed with the Securities and Exchange Commission.



/s/  ERNST & YOUNG

Walnut Creek, California
July 19, 1996

                                      -7-